Exhibit 10.2

INVESTOR RIGHTS AGREEMENT

This Investor Rights Agreement (this “Agreement”) is entered into as of August 22, 2024, by and between Atlantic Coastal Acquisition Corp. II, a Delaware corporation (including its successors, the “Company”), and Celltrion, Inc. (“Investor”). Unless otherwise provided, each capitalized term used and not otherwise defined herein shall have the meaning set forth in Article VI.

WHEREAS, pursuant to that certain Subscription Agreement, dated as of the date hereof, by and between the Company and Investor (the “Subscription Agreement”), Investor is subscribing for shares of the Company’s Series A common stock (the “Common Stock”); and

WHEREAS, in connection with the transactions contemplated by the Subscription Agreement, the parties desire to set forth certain understandings between the Company and Investor with respect to certain governance matters and understandings regarding collaboration agreements.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

ARTICLE I

COVENANTS, REPRESENTATIONS AND WARRANTIES

Each party to this Agreement hereby represents and warrants to the other party to this Agreement and acknowledges that: (a) the execution, delivery and performance of this Agreement have been duly authorized by such party and do not require such party to obtain any consent or approval that has not been obtained and do not contravene or result in a default under any provision of any law or regulation applicable to such party or other governing documents or any agreement or instrument to which such party is a party or by which such party is bound; (b) such party has the power and authority to enter into this Agreement and to carry out its obligations hereunder; and (c) this Agreement is valid, binding and enforceable against such party in accordance with its terms.

ARTICLE II

INVESTOR RIGHTS

Investor agrees that, while this Agreement is in effect and beginning upon the issuance of the Common Stock under the Subscription Agreement, Investor and its Affiliates shall have the right to designate one person to serve on the Board post-business combination (the “Designee”). The Company shall take all necessary action to cause the Board to include the Designee in its slate of nominees for election as directors at each applicable annual or special meeting of shareholders at which directors are to be elected. The Company shall use best efforts to cause the election of the Designee to the Board (including recommending that the Company’s shareholders vote in favor of the election of the Designee (along with all the Company’s nominees) and otherwise supporting the Designee for election in a manner no less rigorous and favorable than the manner in which the Company supports its other nominees in the aggregate). Such Designee shall qualify as an independent director under Nasdaq or other applicable listing requirements.

ARTICLE III

DEFINITIONS

“Affiliate” means, with respect to a specified Person, any other Person that controls, is controlled by or is under common control with the applicable Person. As used herein, “controls”, “control” and “controlled” means the possession, direct or indirect, of the power to direct the management and policies of a Person, whether through the ownership of voting interests of such Person, through Contract or otherwise; provided, however, that the Company and its Subsidiaries shall not be deemed Affiliates of Investor or its Subsidiaries.

“Board” means the board of directors of the Company.

“Business Day” means a day on which commercial banking institutions in New York, New York and the Republic of Korea are open for business.

“Collaboration Agreement” means the Collaboration Agreement dated as of September 22, 2022 entered into between Abpro Corporation and Celltrion, Inc.

“Person” means any individual, partnership, limited liability company, firm, corporation, trust, unincorporated organization, government or any department or agency thereof or other entity.

“Subsidiary” means any corporation, association trust, limited liability company, partnership, joint venture or other business association or entity (a) at least 50% of the outstanding voting securities of which are at the time owned or controlled directly or indirectly by the Company or (b) with respect to which the Company possesses, directly or indirectly, the power to direct or cause the direction of the affairs or management of such Person.

ARTICLE V

MISCELLANEOUS

Section 5.1. Termination. This Agreement shall automatically terminate upon such time as the first to occur of (x) Investor holds less than 50% of the shares of Common Stock purchased under the Subscription Agreement, and (y) termination of the Collaboration Agreement; provided, however, that Article III will survive. Nothing in this Section 5.1 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement. Upon a termination in accordance with this Section 5.1, neither party shall have any further obligation to the other under this Agreement.

Section 5.2. Confidentiality. Any party to this Agreement may submit this Agreement to, or publicly file this Agreement with, the Securities and Exchange Commission or any national securities exchange in any applicable jurisdiction or to other Persons as may be required by applicable law.

Section 5.3. Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and interpreted in accordance with the laws of the state of Delaware, without regard to its conflicts of laws rules. Each party to this Agreement (a) irrevocably submits to the exclusive jurisdiction in the state court sitting in Delaware (collectively, the “Courts”), for purposes of any action, suit or other proceeding arising out of this Agreement, and (b) agrees not to raise any objection at any time to the laying or maintaining of the venue of any such action, suit or proceeding in any of the Courts, irrevocably waives any claim that such action, suit or other proceeding has been brought in an inconvenient forum and further irrevocably waives the right to object, with respect to such action, suit or other proceeding, that such Court does not have any jurisdiction over such party. Any party hereto may serve any process required by such Courts by way of notice under this Agreement.

Section 5.4. No Waiver, Modifications. It is agreed that no waiver by a party hereto of any breach or default of any of the covenants or agreements set forth herein shall be deemed a waiver as to any subsequent or similar breach or default. The failure of either party to insist on the performance of any obligation hereunder shall not be deemed a waiver of any such obligation. No amendment, modification, waiver, release or discharge to this Agreement shall be binding upon the parties unless in writing and duly executed by authorized representatives of both parties.

Section 5.5. Notices. All notices, instructions and other communications hereunder or in connection herewith shall be in writing, shall be sent to the address specified in this Section 5.5 and shall be: (a) delivered personally; (b) sent via a reputable international courier service (such as FedEx, UPS or DHL Express); or (c) sent by email. Any such notice, instruction or communication shall be deemed to have been delivered upon receipt if delivered by hand or sent via a reputable international courier service, or when transmitted with confirmation of receipt, if transmitted by email (if such transmission is on a Business Day; otherwise, on the next Business Day following such transmission).

Notices to the Company shall be addressed to:

[•]

with a copy (which shall not constitute notice) to:

Nelson Mullins Riley & Scarborough LLP

101 Constitution Avenue, Suite 900

Attn: Jon Talcott

Email: *********

Attn: Peter Strand

Email: *********

Notices to Investor shall be addressed to:

[•]

with a copy (which shall not constitute notice) to:

Celltrion Inc.

23, Acaedmy-ro, Yeonsu-gu, Incheon, Republic of Corea

Attn: See Young Lee

Email: *********

Any party to this Agreement may change its address by giving notice to the other party to this Agreement in the manner provided above.

Section 5.6. Entire Agreement. This Agreement and the Subscription Agreement contain the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous arrangements or understandings, whether written or oral, with respect hereto and thereto.

Section 5.7. Headings; Nouns and Pronouns; Section References. Headings in this Agreement are for convenience of reference only and shall not be considered in construing this Agreement. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice-versa. References in this Agreement to a section or subsection shall be deemed to refer to a section or subsection of this Agreement unless otherwise expressly stated.

Section 5.8. Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, (a) such provision shall be fully severable, (b) this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom, and (d) in lieu of such illegal, invalid or unenforceable provision, the parties shall negotiate in good faith a substitute legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as possible and as reasonably acceptable to the parties.

Section 5.9. Assignment. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by any party to this Agreement without the prior written consent of the other party to this Agreement.

Section 5.10. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Section 5.11. Counterparts. This Agreement may be executed in multiple counterparts and transmitted by facsimile, by electronic mail in portable document format (“PDF”) form or by any other electronic means intended to preserve the original graphic and pictorial appearance of a party’s signature, with each such counterpart, facsimile or PDF signature constituting an original that shall create a valid and binding obligation of the party executing it (or on whose behalf such signature page is executed) and all of which together shall constitute one and the same original.

Section 5.12. Third Party Beneficiaries. None of the provisions of this Agreement shall be for the benefit of or enforceable by any third party, including any creditor of any party hereto. No third party shall obtain any right under any provision of this Agreement or shall by reason of any such provision make any claim in respect of any debt, liability or obligation (or otherwise) against any party hereto.

Section 5.13. No Strict Construction. This Agreement has been prepared jointly and will not be construed against any party. No presumption as to construction of this Agreement shall apply against any party with respect to any ambiguity in the wording of any provision(s) of this Agreement irrespective of which party may be deemed to have authored the ambiguous provision(s).

Section 5.14. Remedies. The rights, powers and remedies of the parties under this Agreement are cumulative and not exclusive of any other right, power or remedy which such parties may have under any other Contract or law. No single or partial assertion or exercise of any right, power or remedy of a party hereunder shall preclude any other or further assertion or exercise thereof. The parties hereby acknowledge and agree that the rights of the parties hereunder are special, unique and of extraordinary character, and that if any party refuses or otherwise fails to act, or to cause its Affiliates to act, in accordance with the provisions of this Agreement, such refusal or failure would result in irreparable injury to such party as the case may be, the exact amount of which would be difficult to ascertain or estimate and the remedies at law for which would not be reasonable or adequate compensation. Accordingly, if any party refuses or otherwise fails to act, or to cause its Affiliates to act, in accordance with the provisions of this Agreement, then, in addition to any other remedy which may be available to any damaged party at law or in equity, such damaged party will be entitled to seek specific performance and injunctive relief, without posting bond or other security, and without the necessity of proving actual or threatened damages, which remedy such damaged party will be entitled to seek in any court of competent jurisdiction.

Section 5.15. Expenses. Each party shall pay its own fees and expenses in connection with the preparation, negotiation, execution, delivery and performance of this Agreement.

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IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

Atlantic Coastal Acquisition Corp. II

By:	/s/ Shahraab Ahmad
Name:	Shahraab Ahmad
Title:	Chief Executive Officer

Celltrion, Inc.

By:	/s/ Woo Sung Kee
Name:	Woo Sung Kee
Title:	CEO

[Signature page to Voting and Investor Rights Agreement]